UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 30, 2025

Altimmune, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-32587	20-2726770
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

910 Clopper Road Suite 201S Gaithersburg, Maryland		20878
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (240) 654-1450

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	ALT	The NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 1, 2025, Altimmune, Inc. (the “Company”) announced that, effective January 1, 2026 (the “Transition Date”), Vipin K. Garg, Ph.D. will transition from his role as President and Chief Executive Officer. Dr. Garg will remain with the Company as an advisor until June 30, 2026 (the "Separation Date", and the period of time between the Transition Date and the Separation Date, the "Transition Period").

On December 1, 2025, the Company announced that Jerome Durso, currently a member of the Company’s Board of Directors (the “Board”), has been appointed by the Board to serve as the Company’s President and Chief Executive Officer, effective as of the Transition Date. In connection with his appointment as President and Chief Executive Officer, Mr. Durso will replace Dr. Garg as the Company’s principal executive officer. Mr. Durso currently serves as the Chairman of the Board and will remain in this role.

On November 30, 2025, the Company and Dr. Garg entered into a Transitional Services and Release Agreement (the “Transition Agreement”). Pursuant to the Transition Agreement, Dr. Garg will step down from his role as the Company’s President and Chief Executive Officer, effective as of the Transition Date. Dr. Garg will also step down as a member of the Board, effective January 31, 2026. Following the Transition Date, Dr. Garg will serve as a Advisor to the Company until the Separation Date.

During the Transition Period, Dr. Garg will, among other things, assist in transitioning his duties to the new President and Chief Executive Officer and provide such other transitional services as the Company reasonably requests. Pursuant to the Transition Agreement, Dr. Garg will (i) receive severance pursuant to the terms of his employment agreement, including (A) monthly payments equal to his current base salary for 12 months following the Separation Date and (B) a COBRA subsidy for 12 months following the Separation Date (ii) continue to receive his current salary and benefits during the Transition Period, (iii) be entitled to the continued vesting of all outstanding equity awards through the Separation Date; (iv) receive an extension of the time period during which he is eligible to exercise his vested stock options until the 18 month anniversary of the Separation Date; and (v) remain eligible to receive a full cash bonus for fiscal year 2025, subject to bonus criteria achievement as determined by the Board and his full compliance with the Transition Agreement.

The payments and benefits described above are subject to Dr. Garg’s non-revocation of a general release of claims in favor of the Company and continued compliance with the terms of the Transition Agreement, including customary restrictive covenants.

On November 30, 2025, the Company and Mr. Durso entered into an employment agreement (the “Durso Agreement”) pursuant to which he will receive an annual base salary of $725,000 and his target annual incentive compensation shall be 60% of his annual base salary, based on achievement of performance goals established by the Compensation Committee of the Board. In connection with his appointment, Mr. Durso will be granted, effective on December 1, 2025 (the “Grant Date”), (i) 633,700 restricted stock units, which shall vest over a period of four years, with 25% of these restricted stock units vesting on the first anniversary of the Grant Date and the remainder vesting in annual installments thereafter, and (ii) 1,824,400 stock options, which shall vest over a period of four years, with 25% of these options vesting on the first anniversary of the Grant Date and the remainder vesting in monthly installments thereafter. Mr. Durso shall not be eligible for any additional equity awards during the first quarter of calendar year 2026 and his base salary shall not be increased during the 2026 calendar year.

In the event that Mr. Durso is terminated by the Company without Cause (as defined in the Durso Agreement) or resigns for Good Reason (as defined in the Durso Agreement), Mr. Durso be entitled to, subject to his execution of and compliance with a release agreement, (i) cash severance payments in an amount equal to twelve months of Mr. Durso’s salary existing at the time of his termination, paid in twelve monthly installments, and (ii) continuation of COBRA coverage paid by the Company through twelve months following the date of termination.

In the event that Mr. Durso is terminated without Cause or resigns for Good Reason occur within the two year period following a Change in Control (as defined in the Durso Agreement), Mr. Durso will be entitled to, subject to his execution of and compliance with a release agreement, (i) cash severance payments equal to the sum of eighteen months of his base salary plus (ii) 1.5 times Mr. Durso’s target annual bonus and (iii) continuation of COBRA coverage paid by the Company through eighteen months following the date of termination, in each case payable over the eighteen month period following such termination.

The foregoing descriptions of the Transition Agreement and the Durso Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of each such agreement, which are attached as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K, and incorporated by reference herein.

Biographical information regarding Mr. Durso is set forth in the Company’s proxy statement for its 2025 annual meeting of stockholders, as filed with the U.S. Securities and Exchange Commission on August 15, 2025, and such information is incorporated by reference herein. No arrangement or understanding exists between Mr. Durso and any other person pursuant to which Mr. Durso was selected to serve as President and Chief Executive Officer. There have been no related party transactions between the Company or any of its subsidiaries and Mr. Durso reportable under Item 404(a) of Regulation S-K. Mr. Durso has no family relationships with any of the Company’s directors or executive officers.

Item 7.01	Regulation FD Disclosure

A press release regarding the above is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Item 7.01, including Exhibit 99.1, is being furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section and shall not be deemed incorporated by reference into any registration statement or other document filed pursuant to the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
10.1*	Transition Agreement, dated as of November 30, 2025 between the Company and Vipin Garg
10.2*	Employment Agreement, dated as of November 30, 2025, by and between the Company and Jerome Durso
99.1	Press Release, dated December 1, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Management contract or compensatory plan or arrangement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 1, 2025	ALTIMMUNE, INC.

	By:	/s/ Gregory Weaver
Gregory Weaver
Chief Financial Officer